Exhibit 3.1

P04000097142
FILED
June 25, 2004
Sec. Of State
jshivers

Electronic Articles of Incorporation
For
SWINGING PIG PRODUCTIONS, INC.

The undersigned incorporator, for the purpose of forming a Florida Profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
SWINGING PIG PRODUCTIONS, INC.

Article II

The principal place of business address:
4183 SHELL RD.
SARASOTA, FL.  34242

The mailing address of the corporation is:
4183 SHELL RD.
SARASOTA, FL.  34242

Article III
The purpose for which this corporation is organized is:

TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH
CORPORATIONS MAY BE ORGANIZED PURSUANT TO THE GENERAL
CORPORATON LAW OF THE STATE OF FLORIDA

Article IV
The number of shares the corporation is authorized to issue is:
5,000,000

Article V
The name and Florida street address of the registered agent is:

JULIE D MIRMAN
4183 SHELL RD.
SARASOTA, FL.  34242

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P04000097142
FILED
June 25, 2004
Sec. Of State
jshivers

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  JULIE MIRMAN

Article VI
The name and address of the incorporator is:
JULIE D MIRMAN
4183 SHELL RD.
SARASOTA, FL.  34242

Incorporator Signature: JULIE MIRMAN

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title:  CEO
JULIE D MIRMAN
4183 SHELL RD.
SARASOTA, FL.  34242   US

Title:  TREA
JULIE D MIRMAN
4183 SHELL RD.
SARASOTA, FL.  34242  US

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